UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2001

Centura Software Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-21010	94-2874178
(Commission File Number)	(IRS Employer Identification Number)

975 Island Drive
Redwood Shores, California   94065
(Address of principal executive offices including zip code)

(650) 596-3400
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On May 17, 2001, Centura Software Corporation, currently doing business as "Mbrane" announced a reorganization and reprioritization of its top management.

On May 17, the company also announced the postponement of its shareholders meeting, previously scheduled for June 19, until the company's capital strategy is more clear.

The Press Release dated May 17, 2001 included as Exhibit 99.1 to this Form 8-K describes the reorganization and reprioritization and other matters.

Item 7. Exhibits

Exhibit Number	Description
99.1	Press Release dated May 17, 2001.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

CENTURA SOFTWARE CORPORATION (dba:Mbrane)

By:	/s/ John Bowman

John Bowman
Chief Financial Officer (Principal Finance and Accounting Officer)

Dated: June 1, 2001

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated May 17, 2001.